Exhibit 99.1

Contacts:	Vincent J. Milano
Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer Phone (610) 321-6225 William C. Roberts Senior Director, Corporate Communications Phone (610) 321-6288

ViroPharma Provides 2008 Outlook

- 2008 Focus on Pipeline Advancement; CAMVIA Momentum Building Toward 2009 NDA -

Exton, PA, January 9, 2008 — ViroPharma Incorporated (Nasdaq: VPHM) today announced Michel de Rosen, ViroPharma’s president and chief executive officer, will provide an overview of the company’s business and present a financial update during the 26th Annual JPMorgan Healthcare Conference. As previously announced, this presentation will be webcast live at 2:00 P.M. Pacific Time on Wednesday, January 9, 2008 and may be accessed via the company’s website at www.viropharma.com. The company expects to release full-year 2007 financial results and further discuss 2008 guidance later in the first quarter of 2008.

“We are in the midst of a period of great momentum and promise,” said Michel de Rosen, ViroPharma’s CEO. “For example, we expect to build on the great clinical progress we are currently experiencing in our ongoing Phase 3 program with CAMVIA™ (maribavir) as we move toward our goal of a 2009 NDA filing. We also continue to work diligently in our pre-launch activities for CAMVIA to refine our plans for medical education, marketing and communications, and ensure a successful launch. We also are extremely excited about moving our unique non-toxigenic C. difficile (NTCD) program into humans during the year; we believe that this novel approach could one day be the therapy of choice for recurrent C. difficile infection (CDI), which remains a significant medical need in CDI patients. As a reminder, we along with Wyeth continue to work diligently to elucidate the path forward for our HCV program which we hope will reinvigorate it this year. And, of course, our strong balance sheet puts us in a position to evaluate and potentially execute upon acquisitions and in-licensing opportunities. Finally, we remain confident in our efforts to preserve safety for CDI patients and accordingly will be investing in both medical education for CDI and promoting Vancocin to drive growth for the product; obviously, the decision on whether to approve generic versions of the drug on the basis of anything less than clinical endpoint bioequivalence studies for this serious disease ultimately rests with FDA.”

“Looking back on 2007, ViroPharma also saw a tremendous amount of momentum throughout our organization, in terms of financial performance and staffing for continued growth,” commented Mr. de Rosen. “Organizationally, we launched ViroPharma Europe in the first half of 2007, and throughout the year nearly doubled overall the size of the global team supporting the development of CAMVIA and preparing for its commercial launch. Financially, I can confirm that we expect Vancocin® sales in 2007 to be within our guidance range of $202 to $208 million, representing growth of at least 21 percent over that of 2006.”

Looking ahead in 2008

ViroPharma is commenting upon future guidance for the year 2008 as a convenience to investors. The following elements of guidance provided by ViroPharma are projections, based upon numerous assumptions, all of which are subject to certain risks and uncertainties. For a discussion of the risks and uncertainties associated with these forward-looking statements, please see the Disclosure Notice below.

- Net product sales are expected to be $210 to $235 million;

- Research and development (R&D) and sales, general and administrative (SG&A) expenses are expected to be a combined $105 to $115 million.

- The SFAS 123R impact to the above expenses will be between $9 and $11 million. Including the impact of SFAS 123R, the research and development (R&D) and selling, general and administrative (SG&A) expenses are expected to be between $114 and $126 million.

This press release includes non-GAAP financial information as the our projected combined R&D and SG&A expenses has been presented including and excluding the effect of stock option expense resulting from the application of SFAS 123R. We believe that presenting our R&D expense and SG&A expense in this release both with and without the impact of share-based compensation will allow investors to better understand our financial results and how such results compare with our prior results and current guidance.

Further discussion of 2008 guidance will be provided along with the full-year 2007 financial results later in the first quarter of 2008.

About ViroPharma Incorporated

ViroPharma Incorporated is committed to the development and commercialization of products that address serious diseases treated by physician specialists and in hospital settings. ViroPharma commercializes Vancocin® approved for oral administration for treatment of antibiotic-associated pseudomembranous colitis caused by Clostridium difficile and enterocolitis caused by Staphylococcus aureus, including methicillin-resistant strains (for prescribing information, please download the package insert at http://www.viropharma.com/docs/Vancocin_pi_2007.htm). ViroPharma currently focuses its drug development activities in viral diseases including cytomegalovirus (CMV) and hepatitis C (HCV). For more information on ViroPharma, visit the Company’s website at www.viropharma.com.

Disclosure Notice

Certain statements in this press release contain forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward looking statements in this press release include the Company’s financial guidance for 2007 and 2008, and statements regarding ViroPharma’s clinical development programs, including our ability to file an NDA for Camvia in 2009, commence clinical studies of NTCD in humans during 2008 and identify a path forward for our HCV program in 2008 or our ability to execute a future successful launch of Camvia. ViroPharma’s 2008 revenue guidance is based upon the Company’s plans to remain vigorous in its opposition to any bioequivalence approach considered for use in approving generic formulations of Vancocin that does not require rigorous scientific methods to demonstrate safety and efficacy consistent with good medicine and science. There can be no assurance that the FDA will agree with the positions stated in ViroPharma’s Vancocin related submissions or that ViroPharma’s efforts to oppose the OGD’s March 2006 recommendation to determine bioequivalence to Vancocin through in vitro dissolution testing will be successful. We cannot predict the timeframe in which the FDA will make a decision regarding either ViroPharma’s citizen petition for Vancocin or the approval of generic versions of Vancocin. If we are unable to change the recommendation set forth by the OGD in March 2006, the threat of generic competition will be high. The entry of competing generic products will significantly affect our sales of Vancocin and our financial performance. The company’s actual results may vary depending on a variety of factors, including:

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the development of competitive generic versions of oral Vancocin, approval of products which are currently marketed for other indications by other companies or new pharmaceuticals and technological advances to treat the conditions addressed by Vancocin;

•	fluctuations in wholesaler order patterns and inventory levels;

•	manufacturing, supply or distribution interruptions, including but not limited to our ability to acquire adequate supplies of Vancocin to meet demand for the product;

•	changes in prescribing or procedural practices of infectious disease, gastroenterology and internal medicine doctors, including off-label prescribing of other products;

•	actions by the FDA, the Internal Revenue Service or other government regulatory agencies;

•	decreases in the rate of infections for which Vancocin is prescribed;

•	decrease in the sensitivity of the relevant bacteria to Vancocin;

•	changes in terms required by wholesalers, including fee-for-service contracts;

•	the timing and results of anticipated events in the Company’s CMV, NTCD and HCV programs; and

•

the timing and nature of potential business development activities related to the Company’s efforts to expand its current portfolio through in-licensing or other means of acquiring products in clinical development or marketed products.

There can be no assurance that NTCD will one day be the therapy of choice for recurrent CDI, that recurrence of CDI will remain a significant medical need in CDI patients, that ViroPharma will conduct additional HCV studies in the future, that FDA will not require additional or unanticipated studies or clinical trial outcomes before granting regulatory approval of any of its product candidates, or that ViroPharma will be successful in gaining regulatory approval of any of its product candidates. These factors, and other factors, including, but not limited to those described in ViroPharma’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission during 2007, could cause future results to differ materially from the expectations expressed in this press release. The forward-looking statements contained in this press release may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.

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